Exhibit 99.1

WARREN RESOURCES, INC. ANNOUNCES ACQUISITION OF THE MARCELLUS ASSETS OF CITRUS ENERGY CORPORATION FOR $352.5 MILLION

NEW YORK, July 7, 2014 — Warren Resources, Inc. (“Warren” or the “Company”) (NASDAQ: WRES) today announced that it has executed a purchase and sale agreement to acquire essentially all of the Marcellus assets of Citrus Energy Corporation (“Citrus”) and two additional working interest owners for $352.5 million. As part of the total consideration, Warren will issue $40 million in Warren common stock priced at $6.00 per share, with the remainder to be funded through fully committed debt financing. This acquisition provides Warren with a substantial new basin platform in the prolific Marcellus Shale and adds a new core area to Warren’s existing California oil and Wyoming natural gas assets.

The assets are currently producing approximately 82 million net cubic feet per day of natural gas, as of June 2014. Estimated net proved reserves, as of the July 1, 2014 economic effective date, totaled approximately 208.3 billion cubic feet, 55% proved developed, as estimated by Netherland, Sewell & Associates, Inc., Warren’s independent petroleum engineering firm.

President and Co-Founder of Citrus, Lance Peterson, will be joining Warren on its Board of Directors upon closing of the acquisition. In addition, Citrus’ key technical, operating and land personnel will be transitioning over to Warren as employees, including Zachary Waite, who will assume the role of Vice President of Business Development and Marcellus Operations, and Daniel Collins, who will assume the role of Vice President of Marcellus Land.

Transaction Highlights

•                  Acquisition is of “core-of-the-core” Marcellus Shale assets in Wyoming County, Pennsylvania, which include some of the top performing Marcellus wells drilled to date

•                  Wells being acquired generate substantial cash flow to fund future drilling and completion expenses in the Marcellus

•                  Acquired assets will be 100% operated by Warren, are all held by production and are complemented with complete midstream infrastructure

•                  Pro forma net production will increase by more than 200% from approximately 36 million cubic feet equivalent per day to approximately 118 million cubic feet equivalent per day (1)

•                  Pro forma net proved reserves will increase by more than 100% from approximately 202.5 Bcfe to 410.8 Bcfe (2)

•                  Warren’s operating and technical teams will expand and a solid platform for additional growth is established

•                  Warren’s long-life California oil and Wyoming natural gas assets are complemented

•                  Highly accretive

(1)         Warren production as of 3/31/14. Citrus production represents average net daily production for June 2014.

(2)         Pro forma net proved reserves include Warren net proved reserves as of 12/31/13 and Citrus net proved reserves as of 7/1/14.

“This acquisition provides Warren with scale and diversification into a new core basin and leverages Warren’s engineering and operational expertise in exploiting known geologic resources,” remarked Philip Epstein, Warren’s Chairman and CEO. “We are acquiring some of the most economic wells in the ‘core-of-the-core’ Marcellus, directly south of Cabot’s position. Our technical teams are optimistic about the potential to identify additional reserves, both in the Lower and Upper Marcellus, and we believe that we can achieve strong production results in both of these zones. Additionally, we are excited to have Lance Peterson join our Board upon closing of the acquisition, and welcome the expertise that he and his team will bring to Warren. We look forward to building a stronger Warren together, as we continue to search for opportunities to expand in this new core area.”

Lance Peterson, Citrus’s CEO and President commented, “As CEO and co-founder of Citrus, I look forward to closing this transaction with Warren. I anticipate a strong relationship between Warren, the current Citrus employees joining the Warren team and myself. The Citrus team has built a tremendous asset in a very short time. The team is poised to execute on additional opportunities in the Marcellus which will create significant growth potential for Warren and its shareholders. I’m excited to become a shareholder and Director and look forward to helping Warren develop into a major player in the largest natural gas producing field in the United States.”

To finance the purchase and complete the transaction, Warren has obtained committed financing from Bank of Montreal and its affiliates, including an increase in its senior secured credit facility from $300 million to $750 million, along with an increase in the borrowing base from $175 million to $225 million in conjunction with the acquisition. Additionally, Bank of Montreal and BMO Capital Markets have provided the Company a commitment for $250 million in the form of a senior unsecured bridge loan, which is expected to remain unutilized as the Company plans to put in place permanent financing before the anticipated closing date in early August 2014.

The transaction has an effective date as of July 1, 2014. The purchase is subject to customary closing conditions and adjustments. In conjunction with the closing of the purchase and sale agreement, Warren will hedge a significant portion of the acquired natural gas production. Warren has escrowed a 3% percent cash deposit to Citrus under the terms of the purchase agreement.

BMO Capital Markets served as financial advisor and Thompson & Knight LLP served as legal advisor to Warren. Jefferies LLC served as financial advisor and Vinson & Elkins LLP served as legal advisor to Citrus.

Warren has scheduled a conference call to discuss the transaction at 11:00 a.m. EDT today. To participate in the Warren conference call, callers in the United States and Canada can dial (877) 546-5019. The Conference I.D. for callers is 77142618. The conference call will also be broadcast live over the Internet and can be accessed by registering at warrenresources.com under “Investors”. The Company has posted presentation materials that will accompany the conference call and should be accessed through the Company’s website at www.warrenresources.com on the homepage under “Latest News”, as well as in the Investor section under “Featured Report”.

About Warren

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin and the Leroy Pine Project in the Santa Maria Oil Basin, both in California, and natural gas in the Washakie Basin in Wyoming and Marcellus Shale in Pennsylvania.

Forward-Looking Statements

Portions of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to:  changes in oil and gas prices and hedging activities undertaken in relation thereto; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of our acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to our business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect our common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in our organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of our financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases.

CONTACT: Robert Ferer, Investor Relations

212-697-9660